Exhibit 99.1

Adtalem Global Education Announces Fiscal Fourth Quarter and Year End 2019 Results

CHICAGO--(BUSINESS WIRE)--August 22, 2019--Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2019 fourth quarter and year ended June 30, 2019.

“We made significant progress in transforming Adtalem Global Education into a leading workforce solutions provider in fiscal 2019. We completed the divestitures of DeVry University and Carrington College, streamlined our three verticals to support our enterprise growth strategy and expanded the financial services customer base through our acquisition of OnCourse Learning,” said Lisa Wardell, chairman and CEO of Adtalem. “In the fourth quarter, we capitalized on strong demand, employer partnerships and superior student outcomes to deliver revenue growth in line with expectations despite some top-line challenges in Brazil. Our students achieved NCLEX pass rates of 90 percent at Chamberlain, and first-time residency attainment rates at the American University of the Caribbean School of Medicine and Ross University School of Medicine were 91% and 92% respectively. I am excited about the future of Adtalem, and I want to thank our dedicated faculty and staff for their ongoing hard work and dedication to our students and employer partners.”

Financial Highlights

Selected financial highlights for the three months ended June 30, 2019:

  Revenue of $330.3 million increased 3.3 percent compared with the prior year
  Operating income from continuing operations was $71.9 million compared with $65.2 million in the prior year; operating income from continuing operations excluding special items was $70.1 million compared with $67.1 million in the prior year
  Net income was $49.5 million compared with $62.8 million in the prior year; net income from continuing operations excluding special items was $55.4 million compared with $53.0 million in the prior year
  Diluted earnings per share was $0.86 compared with $1.02 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.97 compared with $0.86 in the prior year
  Approximately 1.67 million shares of common stock were repurchased during the fourth quarter of fiscal 2019 at an average purchase price of $45.35 for a total of $75.9 million

Selected financial highlights for the 12 months ended June 30, 2019:

  Revenue of $1,239.7 million increased 0.7 percent compared with the prior year
  Operating income from continuing operations was $186.0 million compared with $207.5 million in the prior year; operating income from continuing operations excluding special items was $215.7 million compared with $212.5 million in the prior year
  Net income was $95.2 million compared with $33.8 million in the prior year; net income from continuing operations excluding special items was $167.2 million compared with $172.9 million in the prior year
  Diluted earnings per share was $1.60 compared with $0.54 in the prior year; diluted earnings per share from continuing operations excluding special items was $2.82 compared with $2.78 in the prior year
  Approximately 5.31 million shares of common stock were repurchased during fiscal 2019 at an average purchase price of $47.65 for a total of $252.9 million

Fiscal 2019 fourth quarter results contained special items including total pre-tax restructuring charges of $8.8 million, primarily related to real estate consolidations at Adtalem’s home office and a pre-tax gain of $10.6 million related to settlement of certain derivative lawsuits.

Adtalem completed the transfer of ownership of DeVry University and Carrington College during the second quarter of fiscal 2019. An additional loss on discontinued operations of $2.3 million was recorded in the fourth quarter of fiscal 2019 related to these divestitures.

Segment Highlights

Medical and Healthcare

Fourth quarter segment revenue increased 5.2 percent to $211.6 million compared with the prior year.

Chamberlain revenue in the fourth quarter increased 6.9 percent compared with the prior year. Fourth quarter new student average enrollment increased 0.9 percent while total student enrollment increased 2.4 percent compared with the prior year with growth in the campus Bachelor of Science of Nursing program as well as the graduate programs.

Revenue in the fourth quarter for the medical and veterinary schools increased 3.0 percent from the prior year.

In the May 2019 session, new student enrollment declined 0.6 percent while total student enrollment declined 6.0 percent compared with the prior year.

Segment operating income in the fourth quarter was $39.7 million compared with $48.1 million in the prior year. Excluding special items, segment operating income in the fourth quarter declined 17.0 percent to $40.1 million compared with $48.3 million in the prior year. The decrease in segment operating income is the result of increased marketing expenses to drive future enrollment growth and a higher level of corporate allocation expense.

Financial Services

Fourth quarter segment revenue increased 18.1 percent to $53.5 million compared with the prior year. Becker Accounting revenue grew 8.4 percent and the Association of Anti-Money Laundering Specialists (ACAMS) revenue increased 26.8 percent. Segment operating income in the quarter was $14.7 million compared with $12.6 million in the prior year. Excluding special items, segment operating income in the fourth quarter grew 23.3 percent to $16.0 million compared with $13.0 million in the prior year.

Business and Law

Fourth quarter segment revenue decreased 11.1 percent to $66.1 million compared with the prior year. On a constant currency basis, revenue decreased 3.7 percent compared with the prior year driven by higher scholarships and discounts to offset reductions in government financial aid funding.

Despite the decrease in revenue, segment operating income in the fourth quarter increased to $14.3 million compared with $13.7 million in the prior year. Excluding special items, fourth quarter segment operating income grew 2.4 percent to $15.3 million compared with $14.9 million in the prior year. The increase in operating income is the result of reductions in back office and administrative costs.

Adtalem Outlook

Fiscal Year 2020

  Revenue is expected to grow 5 to 7 percent compared with the prior year
  Effective income tax rate is expected to be in the 17 to 18 percent range
  Earnings per share from continuing operations, excluding special items, are expected to grow in the 7 to 9 percent range compared with the prior year
  Full-year capital spending is expected to be in the $45 to $50 million range

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fourth quarter fiscal 2019 earnings on Thursday, August 22, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman, and CEO, and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13689883. Adtalem will also broadcast the conference call on the Adtalem website at: https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/31613/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until Sept. 22, 2019. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13689883. To access the webcast replay, please visit Adtalem's website at https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading workforce solutions provider and the parent organization of Adtalem Educacional do Brasil (IBMEC, Damásio and Wyden institutions), American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com and follow us on Twitter (@adtalemglobal) and LinkedIn.

Forward-Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ending June 30, 2018 filed with the Securities and Exchange Commission (SEC) on August 24, 2018 and our other filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

	4Q 2019	4Q 2018	% Change
Adtalem Global Education Student Enrollments(1)
New students	4,493	4,395	+2.2%
Total students	113,830	109,293	+4.2%

Chamberlain University
May Session
New students	3,997	3,896	+2.6%
Total students	30,867	30,309	+1.8%

Average Fourth Quarter Enrollment
New students(2)	3,997	3,896	+2.6%
Total students(3)	31,279	30,557	+2.4%

July Session
New students(4)	2,396	2,523	-5.0%
Total students	28,691	28,037	+2.3%

Medical and Veterinary
May Semester(5)
New students	496	499	-0.6%
Total students	5,220	5,556	-6.0%

1)	Includes fourth quarter 2019 enrollment sessions at Adtalem’s postsecondary institutions
2)	Based on New May session enrollment
3)	Summation of the weighted average by program: 1/3 March, 2/3 May
4)	The July session is made up almost entirely of online students, the majority of which are enrolled in the RN to BSN program
5)	Includes enrollments in its medical and veterinary preparatory programs

ADTALEM GLOBAL EDUCATION INC. CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,
	2019	2018
	(in thousands, except share
	and par value amounts)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$299,445	$430,690
Investments in Marketable Securities	8,680	4,255
Restricted Cash	1,022	310
Accounts Receivable, Net	157,829	146,726
Prepaid Expenses and Other Current Assets	37,724	58,887
Current Assets Held for Sale	—	47,132
Total Current Assets	504,700	688,000
Land, Building and Equipment:
Land	44,609	48,177
Building	383,331	389,129
Equipment	281,551	302,516
Construction in Progress	16,222	25,360
	725,713	765,182
Accumulated Depreciation	(361,030)	(376,528)
Land, Building and Equipment, Net	364,683	388,654
Noncurrent Assets:
Deferred Income Taxes	18,314	38,780
Intangible Assets, Net	418,097	362,931
Goodwill	874,451	813,887
Other Assets, Net	62,451	39,259
Other Assets Held for Sale	—	13,450
Total Noncurrent Assets	1,373,313	1,268,307
TOTAL ASSETS	$2,242,696	$2,344,961

LIABILITIES:
Current Liabilities:
Accounts Payable	$57,627	$47,477
Accrued Salaries, Wages and Benefits	64,492	71,289
Accrued Liabilities	86,722	80,803
Deferred Revenue	99,790	106,773
Current Portion of Long-Term Debt	3,000	3,000
Current Liabilities Held for Sale	—	56,439
Total Current Liabilities	311,631	365,781
Noncurrent Liabilities:
Long-Term Debt	398,094	290,073
Deferred Income Taxes	29,426	29,115
Other Liabilities	102,472	131,380
Noncurrent Liabilities Held for Sale	—	216
Total Noncurrent Liabilities	529,992	450,784
TOTAL LIABILITIES	841,623	816,565
NONCONTROLLING INTEREST	9,543	9,110
SHAREHOLDERS’ EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 55,303,000 and 59,893,000 Shares Outstanding at June 30, 2019 and June 30, 2018, respectively	801	793
Additional Paid-in Capital	486,061	454,653
Retained Earnings	2,012,902	1,917,373
Accumulated Other Comprehensive Loss	(137,290)	(142,168)
Treasury Stock, at Cost, 24,830,000 and 19,390,000 Shares at June 30, 2019 and June 30, 2018, respectively	(970,944)	(711,365)
TOTAL SHAREHOLDERS’ EQUITY	1,391,530	1,519,286
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY	$2,242,696	$2,344,961

ADTALEM GLOBAL EDUCATION INC. CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
REVENUE	$330,294	$319,787	$1,239,687	$1,231,211
OPERATING COST AND EXPENSE:
Cost of Educational Services	160,316	155,673	623,540	645,604
Student Services and Administrative Expense	99,863	97,064	400,411	373,064
Restructuring Expense	8,830	1,883	55,925	5,067
Settlement Gains	(10,607)	—	(26,178)	—
Total Operating Cost and Expense	258,402	254,620	1,053,698	1,023,735
Operating Income from Continuing Operations	71,892	65,167	185,989	207,476
OTHER INCOME (EXPENSE):
Interest and Dividend Income	1,855	1,015	7,976	5,827
Interest Expense	(6,604)	(7,373)	(23,631)	(14,620)
Investment Gain (Loss)	254	—	(153)	—
Net Other Expense	(4,495)	(6,358)	(15,808)	(8,793)
Income from Continuing Operations Before Income Taxes	67,397	58,809	170,181	198,683
Income Tax (Provision) Benefit	(15,337)	38,673	(34,157)	(84,102)
Equity Method Investment Loss	—	—	—	(138)
Income from Continuing Operations	52,060	97,482	136,024	114,443
DISCONTINUED OPERATIONS:
Loss from Discontinued Operations Before Income Taxes	(2,220)	(52,882)	(14,630)	(124,162)
Loss on Disposal of Discontinued Operations Before Income Taxes	(625)	—	(33,604)	—
Income Tax Benefit	579	18,275	7,791	44,016
Loss from Discontinued Operations	(2,266)	(34,607)	(40,443)	(80,146)
NET INCOME	49,794	62,875	95,581	34,297
Net Income Attributable to Noncontrolling Interest	(296)	(69)	(413)	(528)
NET INCOME ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$49,498	$62,806	$95,168	$33,769

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION:
Income from Continuing Operations	$51,764	$97,413	$135,611	$113,915
Loss from Discontinued Operations	(2,266)	(34,607)	(40,443)	(80,146)
NET INCOME ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$49,498	$62,806	$95,168	$33,769

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.92	$1.60	$2.32	$1.85
Discontinued Operations	$(0.04)	$(0.57)	$(0.69)	$(1.30)
Total	$0.88	$1.03	$1.63	$0.55
Diluted:
Continuing Operations	$0.90	$1.58	$2.29	$1.83
Discontinued Operations	$(0.04)	$(0.56)	$(0.68)	$(1.29)
Total	$0.86	$1.02	$1.60	$0.54

ADTALEM GLOBAL EDUCATION INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended June 30,
	2019	2018
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$95,581	$34,297
Loss from Discontinued Operations	40,443	80,146
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	13,217	14,499
Depreciation	43,029	43,286
Amortization of Intangible Assets	8,712	9,538
Amortization of Deferred Debt Issuance Costs	1,566	2,273
Impairment of Intangible Assets	—	400
Provision for Bad Debts	19,141	16,920
Deferred Income Taxes	20,761	(10,595)
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	45,862	31,728
Realized Loss on Investments	207	—
Unrealized Loss on Investments	(54)	—
Insurance Settlement Gain	(15,571)	—
Changes in Assets and Liabilities:
Accounts Receivable	(27,706)	(26,413)
Prepaid Expenses and Other	(24,300)	16,793
Accounts Payable	9,199	9,964
Accrued Salaries, Wages, Benefits and Liabilities	6,451	(4,938)
Deferred Revenue	(10,089)	3,382
Net Cash Provided by Operating Activities-Continuing Operations	226,449	221,280
Net Cash (Used in) Provided by Operating Activities-Discontinued Operations	(21,591)	17,909
NET CASH PROVIDED BY OPERATING ACTIVITIES	204,858	239,189
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(64,751)	(66,530)
Insurance Proceeds Received for Damage to Buildings and Equipment	35,706	—
Sales of Marketable Securities	1,841	—
Purchases of Marketable Securities	(6,321)	(159)
Payment for Purchase of Businesses, Net of Cash Acquired	(118,409)	(4,041)
Payment for Investment in Business	—	(5,000)
Loan to DeVry University (see "Note 2: Discontinued Operations")	(10,000)	—
Net Cash Used in Investing Activities-Continuing Operations	(161,934)	(75,730)
Net Cash (Used in) Provided by Investing Activities-Discontinued Operations	(1,833)	4,280
Cash and Restricted Cash Transferred in Divestitures of Discontinued Operations	(50,069)	—
NET CASH USED IN INVESTING ACTIVITIES	(213,836)	(71,450)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	16,994	23,821
Employee Taxes Paid on Withholding Shares	(6,801)	(4,203)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	421	803
Repurchase of Common Stock for Treasury	(252,852)	(137,028)
Payments of Seller Financed Obligations	(2,295)	(11,413)
Borrowings Under Credit Facility	135,000	578,000
Repayments Under Credit Facility	(28,000)	(403,000)
Payment of Debt Issuance Costs	—	(9,871)
Capital Investment from Noncontrolling Interest	—	95
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(137,533)	37,204
Effects of Exchange Rate Differences	2,573	(11,634)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(143,938)	193,309
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	444,405	251,096
Cash, Cash Equivalents and Restricted Cash at End of Period	300,467	444,405
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	—	13,405
Cash, Cash Equivalents and Restricted Cash at End of Period	$300,467	$431,000

ADTALEM GLOBAL EDUCATION INC. SEGMENT INFORMATION (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)
	(in thousands)
REVENUE:
Medical and Healthcare	$211,559	$201,025	5.2%	$849,861	$815,674	4.2%
Financial Services	53,488	45,289	18.1%	167,211	147,195	13.6%
Business and Law	66,053	74,332	(11.1)%	225,844	270,934	(16.6)%
Home Office and Other	(806)	(859)	6.2%	(3,229)	(2,592)	(24.6)%
Total Consolidated Revenue	330,294	319,787	3.3%	1,239,687	1,231,211	0.7%
OPERATING INCOME (LOSS):
Medical and Healthcare	39,726	48,089	(17.4)%	155,122	189,672	(18.2)%
Financial Services	14,694	12,613	16.5%	34,163	27,695	23.4%
Business and Law	14,296	13,682	4.5%	17,461	29,431	(40.7)%
Home Office and Other	3,176	(9,217)	NM	(20,757)	(39,322)	47.2%
Total Consolidated Operating Income	$71,892	$65,167	10.3%	$185,989	$207,476	(10.4)%

NON-GAAP INFORMATION

In accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University and Carrington College ("Carrington") are reclassified as discontinued operations for the fourth quarter and full fiscal year 2019 and 2018. During the fourth quarter and full fiscal year 2019, Adtalem recorded special items related to the following: (i) restructuring charges, including asset write-offs, primarily related to the closing of the Ross University School of Medicine ("RUSM"), which is part of the Medical and Healthcare segment, campus in Dominica and real estate consolidations and workforce reductions at Adtalem Brazil, which is part of the Business and Law segment, and Adtalem’s home office (not related to any segment); (ii) insurance settlement gain related to the final proceeds received for damages from Hurricanes Irma and Maria at the American University of the Caribbean School of Medicine ("AUC"), which is part of the Medical and Healthcare segment, and RUSM; (iii) gain related to a lawsuit settlement against the Adtalem Board of Directors; and (iv) adjustments to the preliminary income tax charges related to the implementation of the Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University. During the fourth quarter and full fiscal year 2018, Adtalem recorded special items related to the following: (i) restructuring charges related to workforce reductions and real estate consolidations at the medical and veterinary schools, which is part of the Medical and Healthcare segment, Becker Professional Education, which is part of the Financial Services segment, and Adtalem’s home office; (ii) asset impairment charges at Adtalem Brazil related to the planned fiscal year 2019 dispositions of the São Luis and Joao Pessoa institutions (presented as restructuring expense), which were completed in fiscal year 2019; (iii) income tax charges related to the implementation of the Tax Cuts and Jobs Act of 2017; and (iv) a net tax benefit for the loss on Adtalem’s investment in Carrington. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income from continuing operations excluding special items and net income from continuing operations excluding special items. Management believes that the non-GAAP disclosure of operating income from continuing operations, net income from continuing operations and earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges, settlement gains and certain income tax charges and deductions. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information.

ADTALEM GLOBAL EDUCATION INC. NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS BY SEGMENT (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)
	(in thousands)
Medical and Healthcare Operating Income	$39,726	$48,089	(17.4)%	$155,122	$189,672	(18.2)%
Restructuring Expense	339	161	110.6%	41,666	803	5,088.8%
Settlement Gains	—	—	NM	(15,571)	—	NM
Medical and Healthcare Operating Income Excluding Special Items	$40,065	$48,250	(17.0)%	$181,217	$190,475	(4.9)%

Financial Services Operating Income	$14,694	$12,613	16.5%	$34,163	$27,695	23.4%
Restructuring Expense	1,304	357	265.3%	1,304	357	265.3%
Financial Services Operating Income Excluding Special Items	$15,998	$12,970	23.3%	$35,467	$28,052	26.4%

Business and Law Operating Income	$14,296	$13,682	4.5%	$17,461	$29,431	(40.7)%
Restructuring Expense	957	1,216	(21.3)%	2,858	1,216	135.0%
Business and Law Operating Income Excluding Special Items	$15,253	$14,898	2.4%	$20,319	$30,647	(33.7)%

Home Office and Other Operating Income (Loss)	$3,176	$(9,217)	NM	$(20,757)	$(39,322)	47.2%
Restructuring Expense	6,230	149	4,081.2%	10,097	2,691	275.2%
Settlement Gains	(10,607)	—	NM	(10,607)	—	NM
Home Office and Other Operating Loss Excluding Special Items	$(1,201)	$(9,068)	86.8%	$(21,267)	$(36,631)	41.9%

Adtalem Global Education Operating Income	$71,892	$65,167	10.3%	$185,989	$207,476	(10.4)%
Restructuring Expense	8,830	1,883	368.9%	55,925	5,067	1,003.7%
Settlement Gains	(10,607)	—	NM	(26,178)	—	NM
Adtalem Global Education Operating Income Excluding Special Items	$70,115	$67,050	4.6%	$215,736	$212,543	1.5%

ADTALEM GLOBAL EDUCATION INC. NON-GAAP EARNINGS DISCLOSURE (unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
Net Income	$49,498	$62,806	$95,168	$33,769
Earnings per Share (diluted)	$0.86	$1.02	$1.60	$0.54
Continuing Operations:
Restructuring Expense	$8,830	$1,883	$55,925	$5,067
Effect on Earnings per Share (diluted)	$0.15	$0.03	$0.94	$0.08
Settlement Gains	$(10,607)	$—	$(26,178)	$—
Effect on Earnings per Share (diluted)	$(0.19)	$—	$(0.44)	$—
Tax Cuts and Jobs Act of 2017 and Tax Charges Related to the Divestiture of DeVry University	$2,058	$2,682	$3,584	$103,878
Effect on Earnings per Share (diluted)	$0.04	$0.04	$0.06	$1.67
Net Tax Benefit on Carrington Loss	$—	$(48,903)	$—	$(48,903)
Effect on Earnings per Share (diluted)	$—	$(0.79)	$—	$(0.79)
Income Tax Impact on Non-GAAP Adjustments (1)	$3,342	$(84)	$(1,732)	$(1,083)
Effect on Earnings per Share (diluted)	$0.06	$(0.00)	$(0.03)	$(0.02)
Discontinued Operations, net of tax	$2,266	$34,607	$40,443	$80,146
Effect on Earnings per Share (diluted)	$0.04	$0.56	$0.68	$1.29
Net Income from Continuing Operations Excluding Special Items, net of tax	$55,387	$52,991	$167,210	$172,874
Earnings per Share from Continuing Operations Excluding Special Items, net of tax (diluted)	$0.97	$0.86	$2.82	$2.78
Diluted Shares used in EPS calculation	57,284	61,659	59,330	62,280

ADTALEM GLOBAL EDUCATION INC. SUPPLEMENTAL REVENUE INFORMATION (unaudited)

	Three Months Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Revenue:	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$201,025	$45,289	$74,332	$(859)	$319,787
Organic Growth (Decline)	10,534	6,437	(2,752)	53	14,272
Effect of Acquisitions	—	1,762	—	—	1,762
Effect of Currency Change	—	—	(5,527)	—	(5,527)
Fiscal Year 2019 as Reported	$211,559	$53,488	$66,053	$(806)	$330,294

Fiscal Year 2019 % Change:
Organic Growth (Decline)	5.2%	14.2%	(3.7)%	NM	4.5%
Effect of Acquisitions	—	3.9%	—	NM	0.6%
Constant Currency	5.2%	18.1%	(3.7)%	NM	5.0%
Effect of Currency Change	—	—	(7.4)%	NM	(1.7)%
Fiscal Year 2019 % Change as Reported	5.2%	18.1%	(11.1)%	NM	3.3%

	Year Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Revenue:	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$815,674	$147,195	$270,934	$(2,592)	$1,231,211
Organic Growth (Decline)	29,620	15,781	(9,389)	(637)	35,375
Effect of Acquisitions	—	4,235	1,100	—	5,335
Hurricane Impact	4,567	—	—	—	4,567
Effect of Currency Change	—	—	(36,801)	—	(36,801)
Fiscal Year 2019 as Reported	$849,861	$167,211	$225,844	$(3,229)	$1,239,687

Fiscal Year 2019 % Change:
Organic Growth (Decline)	3.6%	10.7%	(3.5)%	NM	2.9%
Effect of Acquisitions	—	2.9%	0.4%	NM	0.4%
Hurricane Impact	0.6%	—	—	NM	0.4%
Constant Currency	4.2%	13.6%	(3.1)%	NM	3.7%
Effect of Currency Change	—	—	(13.6)%	NM	(3.0)%
Fiscal Year 2019 % Change as Reported	4.2%	13.6%	(16.6)%	NM	0.7%

ADTALEM GLOBAL EDUCATION INC. SUPPLEMENTAL OPERATING COST AND EXPENSE INFORMATION (unaudited)

	Three Months Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Total Operating Cost and Expense:	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$152,937	$32,676	$60,651	$8,356	$254,620
Cost Increase (Reduction)	18,717	2,465	(4,869)	(7,811)	8,502
Effect of Acquisitions	—	2,706	—	—	2,706
Restructuring Expense Change	178	947	(259)	6,081	6,947
Settlement Gains	—	—	—	(10,607)	(10,607)
Effect of Currency Change	—	—	(3,766)	—	(3,766)
Fiscal Year 2019 as Reported	$171,832	$38,794	$51,757	$(3,981)	$258,402

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	12.2%	7.5%	(8.0)%	NM	3.3%
Effect of Acquisitions	—	8.3%	—	NM	1.1%
Restructuring Expense Change	0.1%	2.9%	(0.4)%	NM	2.7%
Settlement Gains	—	—	—	NM	(4.2)%
Constant Currency Change	12.4%	18.7%	(8.5)%	NM	3.0%
Effect of Currency Change	—	—	(6.2)%	NM	(1.5)%
Fiscal Year 2019 % Change as Reported	12.4%	18.7%	(14.7)%	NM	1.5%

	Year Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Total Operating Cost and Expense:	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$626,003	$119,499	$241,503	$36,730	$1,023,735
Cost Increase (Reduction)	56,816	6,702	(4,302)	(16,002)	43,214
Effect of Acquisitions	—	5,901	650	—	6,551
Hurricane Impact	(13,372)	—	—	—	(13,372)
Restructuring Expense Change	40,863	947	1,642	7,406	50,858
Settlement Gains	(15,571)	—	—	(10,607)	(26,178)
Effect of Currency Change	—	—	(31,110)	—	(31,110)
Fiscal Year 2019 as Reported	$694,739	$133,049	$208,383	$17,527	$1,053,698

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	9.1%	5.6%	(1.8)%	NM	4.2%
Effect of Acquisitions	—	4.9%	0.3%	NM	0.6%
Hurricane Impact	(2.1)%	—	—	NM	(1.3)%
Restructuring Expense Change	6.5%	0.8%	0.7%	NM	5.0%
Settlement Gains	(2.5)%	—	—	NM	(2.6)%
Constant Currency Change	11.0%	11.3%	(0.8)%	NM	6.0%
Effect of Currency Change	—	—	(12.9)%	NM	(3.0)%
Fiscal Year 2019 % Change as Reported	11.0%	11.3%	(13.7)%	NM	2.9%

ADTALEM GLOBAL EDUCATION INC. SUPPLEMENTAL OPERATING INCOME INFORMATION (unaudited)

	Three Months Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Operating Income (Loss):	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$48,089	$12,613	$13,682	$(9,217)	$65,167
Organic Change	(8,185)	3,972	2,116	7,867	5,770
Effect of Acquisitions	—	(944)	—	—	(944)
Restructuring Expense Change	(178)	(947)	259	(6,081)	(6,947)
Settlement Gains	—	—	—	10,607	10,607
Effect of Currency Change	—	—	(1,761)	—	(1,761)
Fiscal Year 2019 as Reported	$39,726	$14,694	$14,296	$3,176	$71,892

	Year Ended June 30, 2019
	(in thousands)
	Medical and	Financial	Business and	Home Office
Operating Income (Loss):	Healthcare	Services	Law	and Other	Consolidated
Fiscal Year 2018 as Reported	$189,672	$27,695	$29,431	$(39,322)	$207,476
Organic Change	(27,197)	9,081	(5,087)	15,364	(7,839)
Effect of Acquisitions	—	(1,666)	450	—	(1,216)
Hurricane Impact	17,939	—	—	—	17,939
Restructuring Expense Change	(40,863)	(947)	(1,642)	(7,406)	(50,858)
Settlement Gains	15,571	—	—	10,607	26,178
Effect of Currency Change	—	—	(5,691)	—	(5,691)
Fiscal Year 2019 as Reported	$155,122	$34,163	$17,461	$(20,757)	$185,989

Contacts

Investor Contact:
John Kristoff
John.Kristoff@Adtalem.com
312-651-1437

Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920